Exhibit (h)(xvii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg SK

                                  EXHIBIT F
                                    to the
                          Shareholder Services Plan

                                 RIGGS FUNDS

                         Riggs Large Cap Growth Fund
                                Class B Shares
                                Class R Shares

      This Plan is adopted by Riggs Funds with respect to the Classes of Shares of the portfolio of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Riggs Large Cap Growth Fund held during the month.

      Witness the due execution hereof this 1st day of September, 1999.

                                   RIGGS FUNDS

                                    By:  /S/ JOSEPH S. MACHI
                                       ------------------------------
                                    Name:  Joseph s. Machi
                                    Title:  Vice President